       SEVENTH MODIFICATION OF SECURED CREDIT AGREEMENT, EXHIBIT 4(a)(ix)
                            AND OTHER LOAN DOCUMENTS
          --------------------------------------------------------


         THIS SEVENTH MODIFICATION OF SECURED CREDIT AGREEMENT AND OTHER LOAN DOCUMENTS (this "Agreement") is made, and shall be deemed effective, as of the 1st day of February, 1999 by and among PAUL HARRIS STORES, INC., an Indiana corporation ("PH Stores"), PAUL HARRIS MERCHANDISING, INC., an Indiana corporation, PAUL HARRIS RETAILING, INC., an Indiana corporation (herein, together with their respective successors and assigns, called the "Borrowers") and LASALLE NATIONAL BANK, a national banking association (herein, together with its successors and assigns, called the "Bank").

         All capitalized terms and phrases, unless defined herein, shall have the specific meanings as are set forth in that certain Secured Credit Agreement dated as of October 28, 1993, by and among Borrowers and Bank, as amended and restated by that certain Amended and Restated Secured Credit Agreement dated as of January 20, 1994, as modified by that certain First Modification of Secured Credit Agreement, Notes, Mortgage and Other Loan Documents dated as of October 31, 1994, as further modified by that certain Second Modification of Secured Credit Agreement, Notes, Mortgage and Other Loan Documents dated as of January 31, 1995, as further modified by that certain Third Modification of Secured Credit Agreement, Notes, Mortgage and Other Loan Documents dated as of September 28, 1995, as further modified by that certain Amended and Restated Third Modification of Secured Credit Agreement, Notes, Mortgage and Other Loan Documents dated as of September 28, 1995, as further modified by that certain Fourth Modification of Secured Credit Agreement, Revolving Note and Other Loan Documents dated as of May 8, 1996; as further modified by that certain Fifth Modification of Secured Credit Agreement, Revolving Note and Other Loan Documents dated as of April 9, 1997 and as further modified by that certain Sixth Modification of Secured Credit Agreement, Revolving Note and Other Loan Documents dated as of October 19, 1998 (the "Credit Agreement").

         WHEREAS, Borrowers has previously requested loans and advances from Bank for the purpose of funding Borrower's working capital needs, and in connection therewith, Borrower and Bank entered into and executed the Credit Agreement, pursuant to which the Bank, inter alia, agreed to make a term loan in an amount of up to $2,400,000.00 to PH Stores and a revolving credit loan in an amount of up to $20,000,000.00 to the Borrower; and

         WHEREAS, Borrower has previously executed and delivered to Bank (i) a Secured Promissory Note (Revolver) dated October 28, 1993, as amended (the "Revolving Note"), in the principal amount of $20,000,000.00, evidencing an indebtedness owed by Borrower to Bank in like amount (the "Revolving Loan") and
(ii) a Secured Promissory Note (Term Loan) dated January 20, 1994 (the "Term Note") in the principal amount of $2,400,000.00 evidencing an indebtedness owed by Borrower to Bank in like amount (the "Term Loan"); and

         WHEREAS, repayment of the Term Note is secured by, among other items of collateral, a certain Mortgage, Assignment of Leases and Rents and Security Agreement dated as of January 20, 1994, made by Borrower to Bank (the "Mortgage"), recorded on February 1, 1994 in the Office of the Recorder, Marion County, Indiana as Instrument Number 94-17807, encumbering the property legally described therein (the "Premises"); and

         WHEREAS, repayment of the Term Note is additionally secured by a certain Assignment of Distribution Center Leases and Rents dated as of January 20, 1994 (the "Distribution Assignment"), made by Borrower to Bank; and

         WHEREAS, repayment of the Revolving Note and the Term Note is secured by a certain Security Agreement and Financing Statement dated as of October 28, 1993, as amended (the "Security Agreement"), made by Borrower to Bank; and

         WHEREAS, repayment of the Revolving Note is additionally secured by a certain Assignment of Leases dated as of October 28, 1994, as amended, made by Borrower to Bank (the "Assignment"), affecting the Premises; and

         WHEREAS, the Credit Agreement, the Notes, the Mortgage, the Security Agreement, the Assignment and the Distribution Assignment, together with all other documents and instruments now or hereafter securing repayment of the Liabilities, or any portion thereof, evidenced by the Notes are hereinafter collectively referred to as the "Loan Documents"; and

         WHEREAS, Borrower has requested that Bank extend the present Term Loan Maturity Date and make other modifications to the Loan Documents, and Bank has so agreed, on the terms and conditions more specifically set forth herein.

         NOW, THEREFORE, for and in consideration of the foregoing premises and for other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, Borrower and Bank do hereby agree as follows:

         1. The preambles to this Agreement are fully incorporated herein by this reference thereto with the same force and effect as though restated herein.

         2. Effective as of February 1, 1999 (the "Modification Date"), the Credit Agreement is modified as set forth below:

                  a. The definition of "Term Loan Maturity Date" set forth in
         Section 1.1 of the Credit Agreement is deleted and the following definition substituted in lieu thereof:

                  ""TERM LOAN MATURITY DATE" - means, with respect to the Term Loan Commitment, March 1, 2000."

                  b. Section 4.2 of the Credit Agreement is deleted and the following section substituted in lieu thereof:

         "4.2 TERM NOTE. The Term Loan shall be evidenced by a secured promissory note (herein, as amended, modified or supplemented from time to time, and together with any renewals thereof or exchanges or substitutions therefor, collectively called the "Term Note"), dated as of February 1, 1999, payable to the order of the Bank in the original principal amount of $1,810,000.00, and payable in equal principal installments of $10,000.00 each, payable on the first
(1st) day of each month beginning with the first (1st) day of March, 1999 and ending on the first (1st) day of February, 2000, together with a final installment of all principal and accrued interest then outstanding, payable on the Term Loan Maturity Date."

                  c. Section 5.1.2 of the Credit Agreement is deleted and the following section substituted in lieu thereof effective as of the date hereof:

                  "5.1.2 TERM LOAN. Except as provided in subsection 5.1.4, Borrower shall pay interest on the Term Loan from and including February 1, 1999 through the Term Loan Maturity Date (the "Fixed Rate Period") at the rate per annum of seven and thirty-three hundredths percent (7.33%)."

                  d. Section 6.4(i) of the Credit Agreement is deleted and the following section substituted in lieu thereof:

                  "(i) During the Fixed Rate Period of the Term Loan, and provided that no Event of Default then exists hereunder or under the Related Documents, the Borrower may voluntarily prepay the principal balance of the Term Loan, but only in whole at any time on or after the date hereof, subject to the following conditions:

                           (A) Not less than thirty (30) days prior to the date
                  upon which the Borrower desires to make such prepayment, the Borrower shall deliver to the Bank written notice of its intention to prepay, which notice shall be irrevocable and state the prepayment amount and the prepayment date (the "Prepayment Date"); and

                           (B) The Borrower shall pay to the Bank, concurrently
                  with such prepayment, a prepayment premium (the "Prepayment Premium") equal to the "Yield Amount" (as hereinafter defined)."

         3. All references in the Loan Documents to the Credit Agreement hereby are understood to be to the Credit Agreement as modified hereby; and all references to the Term Note shall be deemed a reference to the Term Note as defined in the Credit Agreement after giving effect to this Amendment.

         4. In the event of any conflict among the terms of the Credit Agreement and the other Loan Documents as modified by this Agreement, the terms of the Credit Agreement as modified by this Agreement shall control. All terms and provisions of the Loan Documents corresponding to terms and provisions of the Credit Agreement prior to the date of this

Agreement shall be deemed modified in accordance with the terms of this Agreement.

         5. Borrower hereby warrants and represents that (i) Borrower has no defense, offset or counterclaim with respect to the payment of any sum owed to Bank, or with respect to any covenant in the Loan Documents; (ii) Bank, on and as of the date hereof, has fully performed all obligations to Borrower which it may have had or has on and as of the date hereof; and (iii) other than as expressly set forth herein, by entering into this Agreement, Bank does not waive any condition or obligation in the Loan Documents.

         6. Borrower hereby agrees to execute and deliver promptly to Bank, at Bank's request, such other documents as Bank, in its reasonable discretion, shall deem necessary or appropriate to evidence the transaction contemplated herein.

         7. Borrower agrees to pay all fees and expenses associated with the consummation of the transactions contemplated in this Agreement, including, without limitation, fees and expenses of Bank's counsel and related expenses.

         8. This Agreement may be executed in any number of counterparts, each of which shall constitute an original, but all of which, taken together, shall constitute one and the same Agreement.

         9. Except as otherwise set forth herein to the contrary, the Loan Documents remain unmodified and continue in full force and effect. Borrower hereby reaffirms, confirms and ratifies each and every covenant, condition, obligation and provision set forth in the Loan Documents, each as modified hereby.

                                  [End of Page]

          IN WITNESS WHEREOF, the undersigned, intending to be legally bound hereby, have executed and delivered this Agreement as of the day and year first above written.


                         BORROWERS:

                         PAUL HARRIS STORES, INC., an Indiana corporation


                         By:/s/ Thomas McCain
                            ---------------------------------------------
                         Name:         Thomas McCain
                         Its:          Chief Financial Officer

                         PAUL HARRIS MERCHANDISING, INC., an Indiana corporation



                         By:/s/ Thomas McCain
                            ---------------------------------------------
                         Name:         Thomas McCain
                         Its:          Chief Financial Officer


                         PAUL HARRIS RETAILING, INC., an Indiana corporation



                         By:/s/ Thomas McCain
                            ---------------------------------------------
                         Name:         Thomas McCain
                         Its:          Chief Financial Officer


                         BANK:

                         LASALLE NATIONAL BANK, a national banking association


                         By:/s/ Ann Ellingsen
                            ---------------------------------------------
                         Name:  Ann H. Ellingsen
                         Title: VP
                               ------------------------------------------

                              AMENDED AND RESTATED
                             SECURED PROMISSORY NOTE
                                    TERM LOAN

         This Amended and Restated Secured Promissory Note (this "Note"), made as of this 1st day of February, 1999, by PAUL HARRIS STORES, INC., an Indiana corporation ("Borrower") in favor of LASALLE NATIONAL BANK, a national banking association ("Bank"), has reference to the following facts and circumstances:

         A. Bank and Borrower are parties to that certain Amended and Restated Secured Credit Agreement originally dated as of January 20, 1994 (as amended to date, the "Credit Agreement").

         B. Pursuant to the Credit Agreement, Bank made a term loan to Borrower in the original principal amount $2,400,000.00, which loan is currently evidenced by a certain Secured Promissory Note dated as of January 20, 1994 (the "Existing Note"), made by Borrower and payable to the order of Bank in such principal amount, the current principal amount outstanding thereunder being $1,810,000.

         C. Bank and Borrower have agreed to amend the Credit Agreement pursuant to a certain Seventh Modification of Secured Credit Agreement and Other Loan Documents of even date herewith between Bank and Borrower (the "Amendment").

         D. As a condition precedent to its execution of the Amendment, Bank requires that Borrower amend and restate the Existing
                  Note in the manner set forth below.

         NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the parties hereto agree to amend and restate the Existing Note as follows:

                  AMENDED AND RESTATED SECURED PROMISSORY NOTE
                                    TERM LOAN


$1,810,000.00                                                  FEBRUARY 1, 1999
                                                               CHICAGO, ILLINOIS

         PAUL HARRIS STORES, INC., an Indiana corporation, for value received, promises to pay to the order of LASALLE NATIONAL BANK, a national banking association (herein, together with its successors and assigns, called the "Bank"), at the Bank's principal office in Chicago, Illinois, ONE MILLION EIGHT HUNDRED TEN THOUSAND AND NO/100THS DOLLARS ($1,810,000.00) or so much thereof as is disbursed by the Bank to the undersigned from time to time, payable in monthly principal installments of $10,000.00, each of the foregoing installments being payable on the first (1st) day of each month, beginning with the first
(1st) day of March, 1999 and ending with the first (1st) day of February, 2000, together with a final installment of all principal and accrued interest then outstanding, payable on the first (1st) day of March, 2000.

         The undersigned further promises to pay interest on the unpaid principal amount hereof from time to time outstanding at such rates and at such times as are provided in the "Credit Agreement" (as hereinafter defined).

         Payments of both principal, prepayment of premium, if any, and interest are to be made in lawful money of the United States of America.

         This Note evidences indebtedness incurred under, and is subject to the terms and provisions of, that certain Amended and Restated Secured Credit Agreement dated as of January 20, 1994 (as amended to date, and as the same may be further amended, modified or supplemented from time to time, called the "Credit Agreement"). The Credit Agreement, to which reference is hereby made, sets forth said terms and provisions, including those under which this Note may or must be paid prior to its due date or may have its due date accelerated. Terms used but not otherwise defined herein are used herein as defined in the Credit Agreement. Repayment of the indebtedness evidenced by this Note is secured pursuant to certain of the Collateral Documents referred to in the Credit Agreement, including, among other things, the Mortgage, and reference is made thereto for a statement of terms and provisions.

         In addition to, and not in limitation of, the foregoing and the provisions of the Credit Agreement hereinabove referred to, the undersigned further agrees, subject only to any limitation imposed by applicable law, to pay all expenses, including reasonable attorneys' fees and expenses, incurred by the holder of this Note in seeking to collect any amounts payable hereunder which are not paid when due, whether by acceleration or otherwise.

         This Note evidences indebtedness previously evidenced by, and is issued in substitution and replacement for, that certain Secured Promissory Note made payable to the Bank in the original principal amount of $2,400,000 dated as of January 20, 1994. This Note shall not constitute a novation.

         This Note is binding upon the undersigned and its successors and assigns and shall inure to the benefit of the Bank and its successors and assigns. This Note is made under and governed by the laws of the State of Illinois without regard to conflict of laws principles.

                               PAUL HARRIS STORES, INC., an Indiana corporation


                               By: /s/ Thomas McCain
                                  ---------------------------------------------
                               Name: Thomas McCain
                               Its: Chief Financial Officer

    This Document Prepared By
    and After Recording Return To:

    R. Gibson Masters, Esq.
    Katten Muchin & Zavis
    525 West Monroe Street
    Chicago, Illinois  60661

================================================================================
                                   SPACE ABOVE THIS LINE RESERVED FOR RECORDER'S USE ONLY



                    FIRST SUPPLEMENT TO MORTGAGE, ASSIGNMENT
                   OF LEASES AND RENTS AND SECURITY AGREEMENT


         This First Amendment to Mortgage, Assignment of Leases and Rents and Security Agreement dated as of February 1, 1999 (this "Supplement") is being entered into among PAUL HARRIS STORES, INC., an Indiana corporation with its principal place of business and mailing address at 6003 Guion Road, Indianapolis, Indiana 46254 (hereinafter referred to as "Mortgagor") and LASALLE NATIONAL BANK, a national banking association with a place of business and mailing address at 135 South LaSalle, Chicago, Illinois 60603 (hereinafter referred to as "Mortgagee");

                                WITNESSETH THAT:

         WHEREAS, Mortgagor did heretofore execute and deliver to Mortgagee that certain Mortgage, Assignment of Leases and Rents and Security Agreement dated as of January 20, 1994, and recorded in the Recorder's Office of Marion County, Indiana on February 1, 1994 as Document No. 94-17807 (the "Mortgage"), encumbering the property described on Schedule I attached hereto, in order to secure certain indebtedness of Mortgagor now or from time to time owing to Mortgagee; and

         WHEREAS, the Mortgage currently secures, among other things, that certain Secured Promissory Note of Mortgagor dated as of January 20, 1994, payable to the order of Mortgagee in the original principal amount of $2,400,000 whereby Mortgagor promises to pay said principal amount in consecutive monthly principal installments as therein provided over the period beginning March 1, 1994, and ending February 1, 1999, the maturity date thereof, together with interest thereon (such Secured Promissory Note being hereinafter referred to as the

"Existing Note"), the Existing Note having been issued under, and subject to the provisions of, that certain Amended and Restated Secured Credit Agreement dated as of January 20, 1994, as amended, among Mortgagee, Paul Harris Merchandising, Inc., an Indiana corporation, Paul Harris Retailing, Inc., an Indiana corporation and Mortgagor, a true and correct copy of which is on file at the office of Mortgagee specified above (said Amended and Restated Secured Credit Agreement, as amended to date and as the same may be amended, modified or restated from time to time, being herein referred to as the Credit Agreement"); and

         WHEREAS, Mortgagor has concurrently herewith entered into a Seventh Modification of Secured Credit Agreement and Other Loan Documents with Mortgagee bearing even date herewith (the "Amendment") whereby the parties have agreed, among other things, to extend the maturity of the loan currently evidenced by the Existing Note; and

         WHEREAS, pursuant to the Amendment, Mortgagor is concurrently amending and restating the Existing Note by executing and delivering to Mortgagee an Amended and Restated Secured Promissory Note of Mortgagor bearing even date herewith and payable to the order of Mortgagee in the face principal amount of $1,810,000, whereby Mortgagor promises to pay consecutive monthly principal installments as therein through March 1, 2000, the maturity date thereof, together with interest thereon prior (such Amended and Restated Secured Promissory Note, and any and all notes issued in extension or renewal thereof or in substitution or replacement therefor, being hereinafter referred to as the "Replacement Note"); and

         WHEREAS, as a condition precedent to amending the Credit Agreement and accepting the Replacement Note for the Existing Note, and making certain other financial accommodations to Mortgagor, Mortgagee requires the Mortgagor, and to accommodate that requirement Mortgagor desires by this Supplement, to confirm and assure that all the real estate and other properties, rights, interests and privileges of Mortgagor which are currently subject to the lien of the Mortgage be and constitute collateral security for the loan which is currently evidenced by the Existing Note and which shall hereafter evidenced by the Replacement Note; and

         WHEREAS, the Mortgage is to continue to secure all the indebtedness now secured thereby, this Supplement being executed and delivered to confirm and assure the foregoing;

         NOW, THEREFORE, for and in consideration of the foregoing premises, and other good and valuable consideration, receipt whereof is hereby acknowledged, the Mortgage shall be and hereby is supplemented and amended as follows, to wit:

         To secure (i) the payment of all principal and interest, and premium, if any, on the Replacement Note as and when the same becomes due and payable (whether by lapse of time, acceleration or otherwise, (ii) the payment of all fees and other sums owing under the Credit Agreement, and all other indebtedness, obligations and liabilities which this Mortgage secures pursuant to any of its terms and (iii) the observance and performance of all covenants and agreements contained herein, in the Credit Agreement, in the Replacement Note and in any other instrument or document at any time evidencing or securing any of the foregoing or setting forth terms and conditions applicable thereto (all of such indebtedness, obligations and liabilities referred to in clauses
(i), (ii) and (iii) above being hereinafter referred to as the "Mortgagor's Liabilities"), Mortgagor does hereby grant, bargain, sell, convey, mortgage, warrant, assign, and pledge unto Mortgagee, and its successors and assigns, and grant to Mortgagee, and its successors and assigns, a security interest in, all and singular that certain real estate lying and being in Marion County in the State of Indiana described on Exhibit A attached hereto and made a part hereof, together with all of the properties, rights, interests and privileges described in Section 2.1 of the Mortgage, each and all of such grants and conveyances being hereby incorporated by reference herein with the same force and effect as though set forth herein in their entirety. The foregoing grant of a lien is in addition to and supplemental of and not in substitution for the grant of the lien created and provided for by the Mortgage, and nothing herein contained shall affect or impair the lien or priority of the Mortgage as to the indebtedness which would be secured thereby prior to giving effect to this Supplement.

         In order to induce Mortgagee to accept the Replacement Note in substitution of the Existing Note, to enter into the Amendment, and to accept this Supplement, Mortgagor hereby further covenants and agrees with, and represents and warrants to, Mortgagee as follows:

         1. Mortgagor hereby represents and warrants to Mortgagee that as of the date hereof each of the representations and warranties set forth in the Mortgage as supplemented hereby are true and correct and that no Event of Default (as such term is defined in the Mortgage), or any other event which with the lapse of time or the giving of notice, or both, would constitute such an Event of Default, has occurred and is continuing or shall result after giving effect to this Supplement. Mortgagor hereby repeats and reaffirms all covenants and agreements contained in the Mortgage, each and all of which shall be applicable to all of the indebtedness secured by the Mortgage as supplemented hereby. The Mortgagor repeats and reaffirms its covenant that all the indebtedness secured by the Mortgage as supplemented hereby will be promptly paid as and when the same becomes due and payable.

         2. All capitalized terms used herein without definition shall have the same meanings herein as they have in the Mortgage. The definitions provided herein of any capitalized terms shall apply to such capitalized terms as the same appear in the Mortgage as supplemented hereby, all to the end that any capitalized terms defined herein and used in the Mortgage as supplemented hereby shall have the same meanings in the Mortgage as supplemented hereby as are given to such capitalized terms herein. Without limiting the foregoing, all references in the Mortgage to the term "Mortgagor's Liabilities" shall be deemed references to all the indebtedness, obligations and liabilities secured by the Mortgage as supplemented hereby; all references in the Mortgage to the term "Note" shall be deemed a reference to the Replacement Note; and all references in the Mortgage to the Credit Agreement shall be deemed references to the Credit Agreement as amended to date and as amended by the Amendment and as the same may from time to time hereafter be further amended, modified or restated.

         3. All of the provisions, stipulations, powers and covenants contained in the Mortgage shall stand and remain unchanged and in full force and effect except to the extent specifically modified hereby and shall be applicable to all of the indebtedness, obligations and liabilities secured by the Mortgage as supplemented hereby.

         4. Mortgagor acknowledges and agrees that the Mortgage as supplemented hereby is and shall remain in full force and effect, and that the Mortgaged Premises are and shall remain subject to the lien and security interest granted and provided for by the Mortgage for the benefit and security of all the Mortgagor's Liabilities, including without limitation the loan made by Mortgagee to Mortgagor under the Credit Agreement which loan shall hereafter be evidenced by the Replacement Note. Without limiting the foregoing, Mortgagor hereby agrees that, notwithstanding the execution and delivery hereof, (i) all rights and remedies of Mortgagee under the Mortgage, (ii) all obligations of Mortgagor thereunder and (iii) the lien and security interest granted and provided for thereby are and as amended hereby shall remain in full force and effect for the benefit and security of all the Mortgagor's Liabilities, it being specifically understood and agreed that this Supplement shall constitute and be, among other things, an acknowledgement and continuation of the rights, remedies, lien and security interest in favor of Mortgagee, and of the Mortgagor's Obligations of Mortgagor to Mortgagee, which exist under the Mortgage as supplemented hereby.

         5. This Supplement may be executed in any number of counterparts and by different parties hereto on separate counterpart signature pages, each of which when so executed shall be an original but all of which to constitute one and the same instrument.

         6. No reference to this Supplement need be made in any note, instrument or other document making reference to the Mortgage, any reference to the Mortgage in any of such to be deemed to be a reference to the Mortgage as supplemented hereby. This instrument shall be construed and governed by and in accordance with the laws of the State of Illinois.

         7. Wherever herein any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party; and all the covenants, promises and agreements by or on behalf of Mortgagor, or by or on behalf of Mortgagee, or by or on behalf of the holder or holders of the Mortgagor's Liabilities contained in the Mortgage as supplemented hereby shall bind and inure to the benefit of the respective successors and assigns of such parties, whether so expressed or not.


      [REMAINDER OF PAGE LEFT INTENTIONALLY BLANK; SIGNATURE PAGE FOLLOWS]

        IN WITNESS WHEREOF, Mortgagor and Mortgagee have caused these presents to be duly executed the day and year first above written.


                          MORTGAGOR:


                          PAUL HARRIS STORES, INC., an Indiana corporation


                          By: /s/ Thomas McCain
                             ----------------------------------------------
                          Name:   Thomas McCain
                          Its:    Chief Financial Officer

                          MORTGAGEE:


                          LASALLE NATIONAL BANK, a national banking association


                          By: /s/ Ann Ellingsen
                             ----------------------------------------------
                          Name:  Ann H. Ellingsen
                          Its:  VP

STATE OF  Indiana          )
                           )       SS.
COUNTY OF Marion           )


         I, Lara C. Schmutte , a Notary Public in and for said County, in the State aforesaid, do hereby certify that on February 8 , 1999, Thomas McCain, personally known to me to be the chief financial officer of PAUL HARRIS STORES, INC., an Indiana corporation, and personally known to me to be the same person whose name is subscribed to the foregoing instrument, appeared before me this day in person and acknowledged that he signed and delivered the said instrument on behalf of the aforesaid corporation, pursuant to due power and authority conferred by its Board of Directors, as his free and voluntary act and as the free and voluntary act of said corporation.

         GIVEN under my hand and Notarial Seal this 8 day of February    , 1999.
                                                   ---       ------------

                                          /s/ Lara C Schmutte
                                          -------------------------------------
                                          Notary Public
My commission expires:

      04/13/2008
----------------------

STATE OF Illinois          )
                           )       SS.
COUNTY OF Cook             )


         I, Linda R Perez , a Notary Public in and for said County, in the State aforesaid, do hereby certify that on _______________ ___, 1999, Ann H. Ellingsen, personally known to me to be the Vice President of LASALLE NATIONAL BANK, a national banking association, and personally known to me to be the same person whose name is subscribed to the foregoing instrument, appeared before me this day in person and acknowledged that he signed and delivered the said instrument on behalf of the aforesaid national banking association, pursuant to due power and authority conferred by its Board of Directors, as her free and voluntary act and as the free and voluntary act of said national banking association.

         GIVEN under my hand and Notarial Seal this  9  day of February        ,
                                                    ---        -----------------
1999.


                                                     /s/ Linda R Perez
                                                     ---------------------------
                                                         Notary Public
My commission expires:

     03/03/99
----------------------

                                    EXHIBIT A

                                LEGAL DESCRIPTION

Exhibit A "Parcel 1:..." and "Parcel 2:..." from First Modification of Secured Credit Agreement, Notes, Mortgage and Other Loan Documents dated as of October 31, 1994 by and between Paul Harris Stores, Inc. and LaSalle National Bank. Incorporated by reference, filed as Exhibit (4)(e) from Form 10-K for the fiscal year ended January 28, 1995.

Exhibit A "Also described as:..." from Third Modification of Secured Credit Agreement, Notes, Mortgage and Other Loan Documents dated as of September 28, 1995 by and between Paul Harris Stores, Inc. and LaSalle National Bank. Incorporated by reference, filed as Exhibit (4)(g) from Form 10-Q for the fiscal quarter ended October 28, 1995.







-------------------------------

THIS DOCUMENT WAS PREPARED                  ADDRESS:
BY AND AFTER RECORDING                      6003 Guion Road
SHOULD BE RETURNED TO:                      Indianapolis, IN  46254

R. Gibson Masters, Esq.                     PARCEL IDENT. NOS.:
Katten Muchin & Zavis
525 West Monroe Street                      600-6003252
Suite 1600                                  600-6003368
Chicago, Illinois  60661-3693         600-6003107